EXHIBIT (14)



                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference of our report dated November 16, 2001, in the Registration Statement (Form N-14) and related Statement of Additional Information of First American Strategy Funds, Inc., filed with the Securities and Exchange Commission in this Registration Statement on Form N-14.



                                                            /s/Ernst & Young LLP


Minneapolis, Minnesota
February 22, 2002